Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Amber McCasland
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-6803
	Investor-relations@levi.com		amccasland@levi.com

LEVI STRAUSS & CO. ANNOUNCES GLOBAL INITIATIVE TO STREAMLINE OPERATIONS AND FUEL LONG-TERM PROFITABLE GROWTH
Annual cost savings of approximately $175-200 million

SAN FRANCISCO (MARCH 26, 2014) - Levi Strauss & Co. (LS&Co.) today announced a global productivity initiative, which will be executed in phases over the next 12 to 18 months. This initiative, when completed, is expected to generate annualized cost savings in the range of $175-200 million.

The first phase of the program will deliver approximately $75-100 million in annualized savings before restructuring and related charges. Restructuring and related charges of approximately $65 million will primarily be recorded in the first quarter.

In this first phase, LS&Co. expects that it will eliminate approximately 800 positions, or nearly 20 percent of its non-retail and non-manufacturing employee population. The role eliminations reflect a reduction of management layers, an increase in spans of control, the removal of duplicative roles, a regrouping of country clusters and other structural changes. Final plans will vary by country, and final estimates for headcount, timing and charges in certain areas of the business are subject to completion of applicable local works council and other consultative processes.

As the company continues to work through this initiative, it will redesign a number of key processes that should yield further savings and improve agility. Additional charges will be recorded in future periods. Key areas of focus include:

•	Streamlining the company’s product development, planning and go-to-market strategies

•	Implementing efficiencies across the company's supply chain and distribution network

•	Adopting lower-cost service-delivery models

•	Continuing to pursue more disciplined procurement practices

“Today’s announcement reinforces our ongoing commitment to improving the structural economics of the business and further strengthening the financial health of the company,” said Chip Bergh, LS&Co. president and chief executive officer. “These changes will make us more competitive-both in our cost structure and in the marketplace-improving our agility and enabling us to focus on innovation, retail productivity, omni-channel capabilities and enhanced consumer experience in stores.”

About Levi Strauss & Co.
Levi Strauss & Co. is one of the world’s largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi’s®, Dockers®, Signature by Levi Strauss & Co™ and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites and a global footprint of approximately 2,800 retail stores and shop-in-shops. Levi Strauss & Co.’s reported fiscal 2013 net revenues were $4.7 billion. For more information, go to http://levistrauss.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, statements regarding the expected nature, timing, number of positions eliminated, annualized cost savings and charges related to the productivity initiative. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global and economic market conditions; the Company’s ability to implement the program as planned; retention of key employees; the possibility that benefits of the program may not materialize as expected; and other risks described in the Company’s filings with the Securities and Exchange Commission (SEC). These risks are in addition to the other risks cited in the Company’s press releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q. The Company undertakes no obligation to revise or update any forward-looking statements.
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